Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
International Flavors & Fragrances Inc.
Retirement Investment Fund Plan
521 West 57th Street
New York, NY 10019
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-54423) of our report dated June 28, 2010, relating to the financial statements and schedule of the International Flavors & Fragrances Inc. Retirement Investment Fund Plan appearing on this Form 11-K for the year ended December 31, 2009.

/s/ SMOLIN, LUPIN & CO., P.A.
Fairfield, New Jersey
June 28, 2010